Exhibit 99.1

                DISCOVERY ZONE EMERGES FROM CHAPTER 11 BANKRUPTCY
                PROTECTION WITH $100 MILLION IN PRIVATE FINANCING

         Management Team Focused on Upgrading Discovery Zone Experience
                              for Kids and Parents


              July 29, 1997 -- Ft. Lauderdale, FL -- Discovery Zone ("DZ"), the children's indoor entertainment company, emerged from Chapter 11 bankruptcy protection today. With a new ownership group, led by the New York-based investment firm Wellspring Associates L.L.C.; a new management team; and $100 million in private financing to implement its new business plan, Discovery Zone is now poised to reclaim its position at the forefront of children's entertainment.

              As part of the reorganization plan, Wellspring Associates has acquired majority control of Discovery Zone. A key component of Wellspring's investment strategy involved recruiting a new senior management team led by president and chief executive officer Scott Bernstein, a former senior executive of Six Flags Theme Parks Inc. and Time Warner Inc. In addition, Robert Rooney was appointed chief financial and administrative officer and Sharon Rothstein was named senior vice president of marketing and entertainment. All senior managers share a background in family entertainment, marketing and turnaround expertise (see bios attached).

              "Our goal is to reposition Discovery Zone from an indoor playground facility to a fresh, exciting, entertainment venue for kids and families. The new DZ will provide a wide variety of entertainment offerings and attractions that will encourage kids and their parents to return again and again for a different experience each time," said Scott Bernstein.

              After having secured exit financing, the next and most important step in the turnaround process is the revitalization of the FunCenter product, according to Bernstein, who plans to broaden the entertainment offerings, initiate strategic advertising and promotional alliances with nationally-recognized properties and offer branded, high-quality food. With its national network of FunCenters and strong brand name, Discovery Zone is uniquely positioned to act as a platform for its promotional partners to market and advertise their products.

              In keeping with this strategy, Discovery Zone has already secured long-term agreements with Pizza Hut and Pepsi to engage in joint promotions and provide branded food service for Discovery Zone. DZ has also created promotional alliances with Hasbro's Nerf, Toys R Us, the World Wrestling Federation and New Line Cinema.

              In addition to introducing unique, frequently changing entertainment experiences and establishing a theme-based, seasonal promotional schedule, Discovery Zone plans to upgrade the Fun Center experience by investing $20 million through the end of 1997. Bernstein continues, "We are also developing additional weekday programming targeted towards toddlers and their parents (slated to roll out in September), to increase our Monday through Friday business."

              Once the revitalization phase of the turnaround plan is complete, Discovery Zone will set its sights on expansion. "Right now, our focus is on re-launching the brand as a family attraction and delivering a high-quality, high-value entertainment experience," Bernstein concludes.

              Pursuant to the plan of reorganization, all securities of Discovery Zone that existed as of the bankruptcy petition date have been extinguished or retired, as the case may be. The securities offered in the private financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

              Wellspring Associates L.L.C. is a private equity investment firm focused on acquiring and revitalizing companies that typically have experienced operational or financial difficulties. In addition to Discovery Zone, Wellspring has investments in Lionel L.L.C., the world's leading manufacturer of model and toy trains, and SLM International, Inc., a leading manufacturer of ice and roller hockey products, primarily marketed under the CCM brand name.

              Discovery Zone is the leading owner and operator of children's entertainment centers in North America with 208 locations across the United States, Canada and Puerto Rico. Discovery Zone features soft-play areas, exciting activities and a variety of participatory games and attractions where children two through eleven years old can play at their own skill level. Discovery Zone...where kidz wanna be.

                                      # # #

                               SCOTT W. BERNSTEIN

                      PRESIDENT AND CHIEF EXECUTIVE OFFICER


Scott W. Bernstein became president and chief executive officer of Discovery Zone in December, 1996. He was brought in by Wellspring Associates L.L.C. in June of 1996 to assist with the formulation of Discovery Zone's reorganization plan and to develop a new business plan for the company.

Mr. Bernstein's mission is to lead a company turnaround by revitalizing the brand in the minds of consumers and repositioning the national network of Discovery Zone FunCenters from indoor playground facilities to exciting, entertainment venues for kids and families.

Mr. Bernstein has extensive experience in the family entertainment business, having served in senior executive positions at Time Warner (currently the largest entertainment company in the world) and Six Flags Theme Parks Inc. (the number two theme park company in the United States and the nation's largest regional theme park company).

Former positions include: president of Six Flags' Northeast operations, where Mr. Bernstein led a turnaround of the New Jersey entertainment complex to become the most visited regional theme park in North America; senior vice president and chief administrative and legal officer of the Six Flags theme park chain; and senior vice president of Time Warner Enterprises, a strategic and business development unit of Time Warner.

Mr. Bernstein graduated Cornell University with a Bachelor of Science degree. He also has a J.D. degree from Fordham University.

                                      # # #

                                ROBERT G. ROONEY

                             SENIOR VICE PRESIDENT,
                    CHIEF FINANCIAL & ADMINISTRATIVE OFFICER


Mr. Rooney, senior vice president, chief financial and administrative officer, joined Discovery Zone in December, 1996.

Mr. Rooney has 11 years experience as a senior financial executive, having most recently served as senior vice president and chief financial officer of Victory Capital L.L.C., a venture capital group (formerly known as Forschner Enterprises, Inc.) and as managing director and chief financial officer of The Signature Group, a merchant banking group specializing in troubled real estate.

Mr. Rooney also served as senior vice president, chief financial officer and treasurer of Imagine Films Entertainment, Inc., a publicly-held film and television production company, from 1986 through December, 1989. Prior to that, Mr. Rooney had nine years of audit experience at Ernst & Young.

He graduated from St. John's University with a Bachelor of Science Degree in Accounting.

                                      # # #

                                SHARON ROTHSTEIN

                              SENIOR VICE PRESIDENT
                            MARKETING & ENTERTAINMENT


Sharon Rothstein joined Discovery Zone as senior vice president and marketing and entertainment in March, 1997.

Ms. Rothstein will lead Discovery Zone's marketing functions, as well as the development of various entertainment products. Her mission is to reposition the Discovery Zone brand from an indoor playground facility to a children's entertainment venue.

Ms. Rothstein has over 13 years experience in consumer packaged goods marketing, with a focus on new product introductions and brand revitalization. She joined Nabisco Biscuit Company in 1987 as product manager. During her tenure, Ms. Rothstein was responsible for successfully directing such brands as Ritz, Chips Ahoy! and Oreos. She also spearheaded the launch of SnackWell's, for which she was named one of Advertising Age's Top 100 Marketers and was honored by Food and Beverage Marketing Magazine with a Best New Product award.

In 1996, Ms. Rothstein was promoted to vice president, new business. Leading a newly-formed group, she was instrumental in developing the company's long-range new business plan, identifying key consumer trends and several new snack platforms outside Nabisco's current business.

She began her career with The Procter & Gamble Company in Toronto, Canada. Ms. Rothstein graduated from the University of British Columbia, Vancouver, Canada with an Honors Bachelor of Commerce Degree. She received her MBA from The Anderson School, University of California at Los Angeles.

                                      # # #